UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2011

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5945 AIRPORT ROAD, SUITE 360, MISSISSAUGA, ONTARIO, CANADA		L4V 1R9
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other	Events.

On April 13, 2011, Nortel Networks Corporation announced that the mediation process that had been commenced in respect of the allocation of sale proceeds of Nortel’s various business and asset divestitures and other inter-estate matters, including inter-company claims, has ended without resolution of the matters in dispute. As previously announced, the Nortel entities that are in creditor protection proceedings in Canada, the United States, and Europe, the Middle East and Africa, as well as the Canadian Monitor, the U.S. Principal Officer, the U.S. Official Unsecured Creditors’ Committee, the Ad Hoc Bondholders Group and certain other interested parties, had entered into a confidential, non-binding mediation in an attempt to reach a consensual settlement of all material outstanding inter-estate matters. Mediation sessions were first held in November 2010 and again from April 11 to April 13, 2011.

In light of the unsuccessful conclusion of the mediation process, delays in the ultimate resolution of allocation and inter-company claims matters potentially could be significant. Such delays would result in a corresponding significant delay in the timing of distributions to holders of validated claims of the various estates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/S/ANNA VENTRESCA
Anna Ventresca General Counsel-Corporate and Corporate Secretary

By:	/S/ CLARKE E. GLASPELL
Clarke E. Glaspell Controller

Dated: April 13, 2011